UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IBSG INTERNATIONAL, INC.
(Name of small business issuer in its charter)

Florida	7372	65-0705328
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1132 Celebration Blvd.
Celebration, FL 34747
(321) 939-6321
(Address and telephone number of principal executive offices)

Michael Rivers, Chief Executive Officer
IBSG International, Inc.
1132 Celebration Blvd.Celebration, FL 34747
(321) 939-6321
(Name, address and telephone number of agent for service)

COPIES TO:

Approximate Date Of Proposed Sale To Public: As Soon As Practicable After This Registration Statement Becomes Effective.   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	7,578,729 shares	$ .52	$3,940,939	$499.32

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported by the OTC Bulletin Board on October 19, 2004.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

SUBJECT TO COMPLETION AND IS SUBJECT TO CHANGE DATED OCTOBER 19, 2004

IBSG INTERNATIONAL, INC.

7,578,729 SHARES OF COMMON STOCK

IBSG INTERNATIONAL, INC. COMMON STOCK IS TRADED ON THE OVER THE COUNTER MARKET AND QUOTED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL IGII. THE CLOSING PRICE OF OUR SHARES ON SEPTEMBER 13, 2004 WAS $.55.

        7,578,729 shares of our common stock are being offered by certain selling security holders. See “Selling Security Holders” beginning on page 22. We will not receive any proceeds from the sale of the shares by the selling security holders.

        The selling security holders may sell the shares covered by this prospectus in the Over the Counter Market in ordinary brokerage transactions, in negotiated transactions or otherwise, at prevailing market prices at the time of sale or at negotiated prices, and may engage a broker or a dealer to sell the shares. For additional information, you should refer to the Plan of Distribution section of this prospectus.

        THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2004

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section.

        IBSG International, Inc. has acquired and markets enterprise level software technology. We acquired Intelligent Business Systems Group, Inc. in February 2004. In May 2003 Intelligent Business Systems Group, Inc. acquired certain technology assets of M&K Trust (the “Trust”), a trust controlled by the wife of the president and chairman of the Company, which the Trust acquired from a previous company which commenced business in 1997 selling workforce solutions. The Company, through it’s subsidiary, Intelligent Business Systems Group, Inc., now offers enterprise solutions that are designed to enhance the operating efficiency and create revenue for state-run or funded Small Business Development Centers, small to medium sized business enterprises (SMEs), business associations (e.g., Chambers of Commerce) and Fortune 1000 corporations through the licensing of its turnkey digital service center software, which provides a broad range of budgetary, administrative and commercial services on a single platform. Sales of the core product and services are sold both in the US and the UK. We currently have eight active clients for this product.

        In June 2004 we acquired certain technology assets of RedHand International and established a new subsidiary, Secure Blue, Inc. to utilize the acquired security technology in addressing the digital monitoring of records for purposes of satisfaction of certain accounting control requirements of public companies. The focus of Secure Blue’s market will be the SMEs small cap publicly traded companies and expanding into Fortune 1000 companies. Additional opportunities in the federal and local government security markets may be explored for this technology.

        We were originally incorporated on June 18, 1996, under the laws of the State of Florida under the name Celebrity Steakhouses, Inc. The corporate name was changed to Deerfield Financial Services, Inc. effective October 28, 1996. On January 31, 1998, Deerfield acquired all of the outstanding stock of Optical Concepts of America, Inc., a Delaware corporation, which was formed on April 30, 1996. Prior to the acquisition, the Company had not commenced any active business operations. The corporate name of Optical Concepts of America, Inc. was adopted on July 6, 1998 and we engaged in the development, design and marketing of a collection of fashionable prescription eyeglass frames as well as a line of upscale, ready-to-wear, non-prescription reading eyewear until the end of 2000 when it divested this business. Since that time until November 2003 we redirected our efforts and limited resources to seeking potential new business opportunities or business transactions with other companies. We signed a share exchange agreement to acquire Intelligent Business Systems Group, Inc. in November 2003 and changed our name to IBSG International, Inc. in November 2003. The share exchange agreement closed on February 13, 2004.

        We maintain our principal executive offices at 1132 Celebration Blvd., Celebration, FL 34747. Our telephone number is (321) 939-6321.

         The Offering

        The prospectus covers up to 7,578,729 shares of our outstanding common stock which may be sold by the selling security holders identified in this prospectus.

RISK FACTORS

        Please read this prospectus carefully. You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

        Except for historical information, the information in this prospectus contains forward-looking statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

BUSINESS RISKS

WE HAVE NOT ACHIEVED PROFITABLE OPERATIONS AND MAY NOT BE PROFITABLE IN THE FUTURE.

We incurred a net loss of $376,848 in 2003. For the six months ended June 30, 2004 we incurred a net loss of $3,315,061 compared to a net loss of $48,883 in the same period in 2003. Our expenses are currently greater than our revenues. Our ability to operate profitably depends on generating sales and achieving sufficient gross profit margins. We cannot assure you that we will achieve or maintain profitable operations in the future.

WE HAVE NO ARRANGEMENTS OR SOURCES OF ADDITIONAL CAPITAL AND MAY HAVE TO CURTAIL OUR OPERATIONS IF ADDITIONAL CAPITAL IS NEEDED BUT IS NOT AVAILABLE.

        Our customers who are generally state government agencies or non-profit chambers of commerce can be exceedingly tardy in paying their obligations to us. We may have to curtail our operations if we do not have sufficient funds to pay for the expenses of operating our business.

WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES YOUR EVALUATION OF OUR BUSINESS DIFFICULT.

        We acquired our enterprise software and began servicing licensees of such software in 2003. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in relatively new and rapidly evolving markets. These risks include:

•	uncertain commercial acceptance of our products;

•	technological obsolescence; and

•	competition

        We cannot assure you that we will succeed in addressing these risks. If we fail to do so, our revenue and operating results could be materially harmed.

OUR SOFTWARE PRODUCTS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND TO COMPETE, WE MUST OFFER PRODUCTS THAT ACHIEVE MARKET ACCEPTANCE.

        The software industry is characterized by rapid technological change. To remain competitive, we must continue to improve our existing products to meet the needs of our customers. We cannot assure you that new products offered by our competitors may not prove attractive to our clients and potential clients and adversely affect our future revenues.

OUR FAILURE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE EFFECTIVELY.

        We rely on a combination of contracts, copyrights and other security measures in order to establish and protect our proprietary rights. We can offer no assurance that the measures we have taken or may take in the future will prevent misappropriation of our technology or that others will not independently develop similar products, design around our proprietary technology or duplicate our products.

SECURITIES RISKS

“PENNY STOCK” RULES MAY MAKE BUYING OR SELLING OUR SECURITIES DIFFICULT.

        Trading in our securities will be subject to the “penny stock” rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transactions involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SECURITIES MAY DECREASE.

        It is possible that the selling security holders will offer all or substantially all of the shares of our common stock covered by this prospectus for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

FORWARD LOOKING STATEMENTS

        This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “estimate,” “may,” “will,” “could,” “expect,” “project,” “believe,” “intend,” “envision” and similar words or phrases which are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is traded on the over the counter market and is quoted on the OTC Bulletin Board under the symbol IGII. On May 12, 2003 we effectuated a 4 to 1 reverse stock split. On November 3, 2003 we effectuated a 50 to 1 reverse stock split. The closing price of our common stock on September 15, 2004, as reported on the OTC Bulletin Board was $.55 per share. The following is the range of high and low closing prices for our common stock for the periods indicated:

PERIOD	HIGH	LOW
January 1, 2003 - March 31, 2003	$2.00	$0	.80**
April 1, 2003 - June 30, 2003	$6.50	$0	.40**
July 1, 2003 - September 30, 2003	$6.50	$0	.75**
October 1, 2003 - December 31, 2003	$5.62	$0	.01*
January 1, 2004 - March 31, 2004	$1.70	$0	.62*
April 1, 2004 - June 30, 2004	$1.01	$0	.34*
July 1, 2004 - September 15, 2004	$0.55	$0	.28*

*Post reverse split **Price adjusted on reversal on stock

        As of September 9, 2004 there were approximately 155 holders of record of our common stock.

        Holders of our common stock are entitled to cash dividends when, as may be declared by the board of directors. We do not intend to pay any dividends in the foreseeable future and investors should not rely on an investment in us if they require dividend income. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of our board of directors and will be based upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. There can be no assurance that cash dividends of any kind will ever be paid.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares by the selling security holders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

The following discussion of our results of operations and liquidity and capital resources should be read in conjunction with our Financial Statements and related Notes thereto appearing elsewhere in this prospectus. The financial statements presented for 2003 are those of Intelligent Business Systems Group, Inc. (Group). which we acquired in February 2004.

Results of operations for fiscal year ended December 31, 2003.

Group was incorporated in the State of Delaware on January 9, 2003. The Company was incorporated for the purpose providing software solutions to small business development centers, banks and business association markets. No revenue was recognized since Group had no basis in the generation of the accounts receivable due to insufficient collection history and therefore have not been recorded in the fiscal year ended December 31, 2003. Group has incurred cumulative operating losses through December 31, 2003 of $376,848, and has a working capital deficit in excess of $366,000 at December 31, 2003. This loss was primarily due to no offset of revenues. During the year ended December 31, 2003 IBSG International, Inc. (IBSGI) advanced to Group $209,350 in cash, $23,837 of which Group repaid by paying IBSGI’s operating expenses. The amount due to IBSGI at December 31, 2003 was $185,513. This amount was subsequently eliminated in consolidation when IBSGI acquired Group. Pursuant to a Share Exchange Agreement dated November 10, 2003, which was effective on February 13, 2004, IBSG International, Inc. (“IBSGI”), a Florida Corporation, acquired 100% of the outstanding capital stock of Group, in exchange for 15,000,000 shares of IBSGI’s common stock. These shares were issued to the stockholders of Group in exchange for their wholly owned interest in Group. At the time of acquisition, the stockholders of Group acquired control of IBSGI and, accordingly, for accounting purposes, Group was treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Group.

IBSG International, Inc., through Intelligent Business Systems Group, Inc. which became a wholly owned subsidiary of the company on February 13, 2004, is in the business of selling enterprise solutions designed to enhance the operating efficiency and create revenue for State Small Business Development Centers, business associations (e.g. Chambers of Commerce) and other organizations through the licensing of its turn-key digital service center software, which provides a broad range of digital budgetary, administrative and commercial services (B2B, e-commerce, government to business and enterprise business services) on a single platform known as the NetPool Data System.

As a software provider, system integrator and Application Service Provider, Intelligent Business Systems Group, Inc. generates its revenue from license sales, system modifications, system support, and a percentage of monthly generated by our customers through sublicensing of our software products to their customers.

In 2004 Group acquired from a related party the current license agreements with business associations and SBDCs and has been fulfilling the obligations of the licensor under new agreements as well as accounts receivable generated on such licenses. At the time that the assets were acquired the accounts receivable balance was approximately $3,983,000. Of this amount, $2,500,000 was deemed to be deferred revenue of which $1,100,000 of revenue would have been recognized for the first quarter of 2004 as deferred revenue.

The balance of $1,483,000 of revenue would have been recognized prior to the time that Group acquired these contracts. Due to the acquisition being from a related party that had no basis in the generation of the accounts receivable, they have not been recorded. The Company’s position for the quarter ending March 31, 2004 was that if or when the Company receives any cash for the $1,483,000 portion of the accounts receivable, the Company will recognize an additional paid in capital. Due to the nature of government contracts paying slowly, and the largest receivable represented by a state that has gone through a substantial restructuring, the Company anticipates that payments will continue to be slow paid over at least the next 6-8 months. As the result of the majority of the contract being paid by allocated federal funds, the 5 year contract being paid current on its maintenance fees and the written commitment by the customer to continue to make payments as contracted, management feels this contract will be on an accrual basis before the end of the 3rd quarter of 2004. The Company had determined not to recognize revenue on the remaining lives of the contracts of $2,500,000 in accordance with the revenue recognition policy in Note 2 of the financial statements set forth in this prospectus. This includes $671,000 of receivables for the first quarter of 2004 (customization work completed, additional licenses billed to customer and deferred revenue) which were also not reflected. Because of the slow pay nature of these contracts and the sporadic nature of the prior cash collections since their initiation, the Company had decided to recognize this revenue as the cash is collected. A number of current contract assets assumed by Intelligent Business Systems Group, Inc. have written confirmation from the customer acknowledging the contract and outstanding payables. Since the period ending March 31, 2004, the Company has developed a continuous contact with several of the previous customers and through these contacts as well as the conveyance (implementation) of new licenses by several of the existing customers or conformation of implementation of new licenses in 2004, to recognize a portion of the revenue as deferred revenue until such time as new licenses are conveyed or payments are received. These licenses represent new business to the Company from the previous relationships. New business with new customers, qualified as stated in the revenue recognition policy set forth herein, will be recognized based on our revenue recognition policy.

Results of Operations for the six months ended June 30, 2004 and 2003.

We maintained a revenue recognition policy related to previously held contracts but has recognized new business or new licenses activated under previous contracts according to recognition policies under GAAP. The Company reflected revenues for the six months ended June 30, 2004 of $830,000. There was also deferred revenues of $1,730,000 (deferred pending recognition based on amortization policies previously stated). There was no revenue recognized in the 2003 period. Cost of sales was $10,980 for the 2004 period. We had $582,531 of general and administrative expenses in the 2004 period and $48,883 in the 2003 period. We used our common stock to pay for services and expensed $3,124,502 for such issuances in the 2004 period. We recognized $264,539 of bad debt expense and other expenses of $156,765 for extinguishment of related party debt and $28,250 for interest expense in the 2004 period. There was a net loss of $3,500,076 for the six months ended June 30, 2004 and $48,883 for the six months ended June 30, 2003.

Liquidity and Capital Resources

We undertook a private placement of our common stock from January to July 2004. As of June 30, 2004 the company received cash of $1,746,555 and received additional proceeds from the placement in July 2004.

We incurred substantial losses due to the payment of stock in exchange for services in building the Company. The Company believes that it will begin to collect the substantial receivables from its customers and will have sufficient other capital resources available to continue as a going concern. However, it has no agreements for additional capital and may have to curtail its operations if sufficient capital is not received from its operations or otherwise.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The SEC has recently issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” (“FRR 60”), suggesting companies provide additional disclosure and commentary on those accounting policies considered most critical. A critical accounting policy is one that is both very important to the portrayal of our financial condition and results, and requires management’s most difficult, subjective or complex judgments. Typically, the circumstances that make these judgments difficult, subjective and/or complex have to do with the need to make estimates about the effect of matters that are inherently uncertain. We believe the accounting policies below represent our critical accounting policies as contemplated by FRR 60.

Revenue Recognition of revenue on the Company’s software licenses requires estimates of the amounts to be recognized in the current period and estimates as set forth in Note 2 to the financial statements included in this prospectus.

Allowance for Doubtful Accounts and Sales Returns. We maintain an allowance for doubtful accounts and a sales return allowance to reduce amounts to their estimated realizable value. A considerable amount of judgment is required when we assess the realization of accounts receivables, including assessing the probability of collection and the current credit-worthiness of each customer.

OBLIGATIONS AND COMMITMENTS

The following table reflects our contractual obligations and other commercial commitments as of June 30, 2004. This table does not include trade payables and other operating expenses not subject to written commitments such as salaries.

Payments Due By Period as of September 30, 2004

	Total	Less Than 1 Year	1-3 Years	4-5 Years
Short-Term Debt	$273,339	$231,010	$42,329

Capital Leases	$13,182	$9,129	$4,053

Total Contractual	$286,521	$240,139	$46,382
Obligations

RELATED PARTY TRANSACTIONS

Our enterprise solutions software was owned by M & K Trust, our largest shareholder, and was originally provided to the Company pursuant to an agreement to pay M & K Trust $1,000,000 in 120 monthly installments of $12,132.76 until November 30, 2015. Such obligation is secured by substantially all of the Company’s assets. M&K Trust is a trust controlled by the wife of Michael Rivers, the president of the Company. We also acquired from M & K Trust the rights as licensor under certain license agreements which provide substantially all of our revenues. The Company also acquired certain accounts receivable generated under such license agreements. In June 2004, the note of the Trust was amended. In consideration of the issuance of 1,500,000 shares of our common stock to the Trust, the balance of the cash payment due under the note was reduced to $250,000 to be paid by two payments of $125,000 each due on June, 2004 and January 2005. Payments are made to the Trust in monthly installments but may be accelerated prior to the January 2005 payment date.

OUR BUSINESS

IBSGI is a holding company for two subsidiaries that are technology companies in the software industry. These companies share both technology and market synergies which make it possible to cross market products and leverage the strengths of the companies and the products to create a range of enterprise solutions and support services. Our Intelligent Business Systems Group, Inc. subsidiary is in the business of selling enterprise solutions that are designed to enhance the operating efficiency and create revenue for State Small Business Development Centers, business associations (e.g. Chambers of Commerce) and Fortune 1000 corporations through the licensing of its turn-key digital service center software, which provides a broad range of digital budgetary, administrative and commercial services (B2B, e-commerce, government to business and enterprise business services) on a single platform known as the NetPool Data System.

The original software of Group’s primarily emphasized Workforce and was substantially modified and revised to develop a fully functioning business platform that would serve as a digital commerce center for the development and support of small to mid-size businesses including full support functions for Request for Proposal functions as well as the latest PDA accessibility through dot net technology. This technology has become the dominating platform language for internet based systems as of mid 2003. Management saw an opportunity to fill a market niche in the small to mid size business development market and to utilize the emerging technology to create a significant market advantage. As a software provider, system integrator and Application Service Provider, Intelligent Business Systems Group, Inc. generates its revenue from license sales, system modifications, system support, and in certain cases a percentage of monthly customer fees.

The NetPool Data System provides our licensees with the ability to operate a turnkey digital service center that is available for use by a large number of entities on a single platform without requiring these entities to have a pre-existing web site or digital catalogue. Branded and administered by the customer, the system is installed on our licensee's server or may be hosted by Intelligent Business Systems Group, Inc. The users may access the system via the licensee's web site. Utilizing the NetPool Data System, the licensees are able to offer a broad spectrum of business-related software applications, including sales (services and products), sales management, formal bid management (B2B/G2B), sub-contracting & strategic alliance searches, fiscal management, inventory control, regional market analysis and employment services. Each user can create individualized business models through the system’s comprehensive on-line billing functions. Our licensees can generate revenue through system services and sub-license sales to individual users. Typically the licensees charge their customers monthly usage and transaction-based fees. The host licensee may also sell sub-licenses to other entities in their states or vertical markets and provide those entities with the ability to offer similar services to their customer/member/consumer base.

Our subsidiary, Secure Blue, Inc., markets security software that meets or exceeds the monitoring needs required to implement internal control systems required by public companies. As a result of the software all sensitive digital files can be tracked and usage of the files can be monitored by designated compliance officers with in a public company.

Secure Blue seeks to generate revenues from seat licenses, maintenance and monthly subscription fees related to global monitoring across multiple locations. Secure Blue’s technology is based on security software which monitors the key strokes of all users on a network and has had success in the retail market under the name of Spyware.

We acquired the Secure Blue Technology in June 2004. The software is under revision to be internet capable and the system admin more intuitive. Secure Blue has 2 versions of its software. The first version is referred to as the shrink wrap version and is projected to be sold by bulk seat price for a single network at $6,000 per 25 seats. The enterprise version includes multiple networks and is 100 seat licenses at $25,000. The enterprise version comes with monthly maintenance for the first year and then is $5k per year there after. Multi network wireless reporting is available at $100/network. The shrink version monthly maintenance is an additional $1500 annually. Secure Blue is projecting to make its first shrink wrap sale as Secure Blue of 150 seat license in the UK before the end of 2004.

Market

        The potential market for the NetPool Data System includes any entity that has a customer, vendor or membership base comprised of small to mid size business enterprises (SMEs). The potential market for Secure Blue are public companies required to establish internal control systems.

        The market for the NetPool Data System includes state operated Small Business Development Centers (SBDCs), business organizations (chambers of commerce), large corporations (Fortune 1000 corporations, Internet Service Providers, financial institutions), Economic Development projects (including local and state government agencies), and educational institutions (i.e. community colleges, universities). These entities share a common goal to enhance SME growth, secure cost effective vendor management, and offer a wide range of business services and opportunities to their business constituents and to generate revenue or recover costs from the provision of such services. When Intelligent Business Systems Group, Inc. sells a master “host” license to a state SBDC or state chamber, that entity can sell “sub-licenses’ to the other vertical markets in their respective states or markets, from which Intelligent Business Systems Group, Inc. may receive incremental revenue.

Small Business Development Centers (SBDCS):

        Many states operate Small Business Development Centers (SBDC) funded by a combination of Federal SBA and State resources. The purpose of the SBDCs is to provide a range of business services (e.g. business plan development, financing, business growth opportunities) to the small and mid-size business sector. The average state SBDC has about twenty-five field offices, with California’s SBDC having the most with fifty regional offices.

Fortune 1000 Corporations:

        The typical Fortune 1000 corporation pays an estimated $100,000-$150,000 per year to locate qualified small to mid size minority owned businesses to comply with state and federal contract regulations. Additionally, these companies struggle to maintain effective vendor management. The NetPool System has a significant formal Request for Proposal (RFP) locating and tracking process built into the system, including detailed reporting on the solicitation of each RFP. There is also a comprehensive ordering process built into the system that provides a powerful vendor management tool. Intelligent Business Systems Group, Inc. suggest that its SBDC customers seek to sell Corporate Sponsor subscription licenses to Fortune 1000 corporations for an average of $75,000/year. This license would provide the sponsor with unlimited access to the constituent pool of the SBDCs small-mid size businesses of which a significant percentage are minority owned. The System platform permits state vendors to interact not only with these large corporations, but also among each other. Intelligent Business Systems Group, Inc. anticipates receiving 60% of all such licenses sold. To date no such sponsorship licenses have been sold.

Business Associations:

        The US Chamber of Commerce estimates that there are nearly 15,000 chambers of commerce in the US alone, of which 3,700 have annual revenues in excess of $3 million and estimated combined membership in excess of 900,000 businesses (primarily small to mid size). In addition, there are about 700 national business associations in the US. Each of these entities is struggling to find value added services to provide to their constituents in order to generate additional revenues.

        Intelligent Business Systems Group, Inc.‘s System provides a comprehensive digital commerce service center that can be offered by the associations on a fee basis. The built-in billing system provides the association with a range of billing option, including monthly subscription fees, which is most commonly used. The association members are able to conduct and manage their businesses on-line while expanding their Internet market presence. As with the SBDC market, business associations can sell sub-licenses to the other entities and exponentially increase their respective consumer pool. As an example, the state of California is teaming, through sub-license sales, with minority based chambers and state chambers. Intelligent Business Systems Group, Inc. receives 60% of all licenses as well as 25-35% of all fees charged by these groups for the length of the contract (generally 5 years).

Economic Development Projects/Workforce Projects/Financial Institutions:

        These markets reflect a combination of the above market needs. The NetPool Data System can provide them with similar benefits and the ability to create multiple associations with the other markets in a similar fashion as previously described.

Sales & Market Strategy

        Intelligent Business Systems Group, Inc. currently has 8 active customers for its NetPool Data System.

        Intelligent Business Systems Group, Inc. current marketing effort primarily consists of “word of mouth” referrals from existing or potential customers, various conventions and trade shows and cold calling entities with resources and marketing research. The most effective and powerful marketing tool is the demonstration of the system and its comprehensive features. Demonstrations and contract negotiations are handled on a personal basis, with the average closing of a contract being 2-3 months from initial contact with a pre-qualified customer.

        To achieve our growth plans Intelligent Business Systems Group, Inc. needs to employ more business developers, present a more visible presence at conventions and accelerate contract implementation. We also anticipates the need to provide enhanced training and marketing services to its customers, which can best be achieved by acquiring existing service companies with expertise in that field. The addition of more technical staff will accelerate contract implementation and add-on work (system modifications) as the customer base is extended. There can be no assurance that we will be able to meet our growth plans or have sufficient financial resources to provide the enhanced services.

Marketing, Sales and Support

        The Company markets its products primarily through direct contact of potential customers, referrals from existing customers or potential customers and conferences that are market specific. The key to the marketing of the various products is the ability under the NetPool product to enable customers to act as channel partners through the ability to sell sub-licenses of the system and provide a revenue generating digital service center to their customers. Secure Blue has direct market application focusing primarily on the small cap public companies. Secure Blue is currently seeking to establish channel partner arrangements with Investor Relation firms that primarily target the small cap market. Secure Blue will also seek to expand its marketing efforts to include telemarketing and direct target contact through telemarketing firms that specializes in software sales. There can be no assurance that Secure Blue will be able to establish additional channels of distribution for its product.

Customer Support

        The Company believes that strong customer support is crucial to both the initial marketing of its products and maintenance of customer satisfaction, which in turn will enhance our reputation and generate repeat orders. In addition, we believe that customer interaction and feedback involved in our ongoing support functions provide us with information on market trends and customer requirements that is critical to future product development efforts. Intelligent Business Systems Group, Inc. provides toll free and web site support. However, the first line of support is built into the systems through a self diagnostic feature which is enhanced by the system being capable of providing instructions to navigate a user error or auto report a potential system “bug” which is directed to the technical center’s program team which can correct the anomaly on-line and auto down load the correction to all systems.

Research and Development

        Intelligent Business Systems Group, Inc. believes that its success will depend in large part on its ability to maintain and enhance its current product lines, develop new products, maintain technological competitiveness and meet an expanding range of customer requirements, each of which is essential to maintaining the Company’s current leadership position in its market. The company constantly requests and receives comments on desired functionality or system changes from not only the company’s customers but the customer’s, customer. The company also intends to hold focus groups taking a sample population of customers and discussing in an open forum the potential revisions of the various systems.

Competition

        While the Company believes it is the leading provider of digital commerce and small business development management systems, the company, after exhaustive research, has not identified any direct competitors. Rather, the competition in the NetPool markets is restricted to “niche” competitors. These are competitors that offer a small piece of the functionality that is available in the Intelligent Business Systems Group, Inc.‘s solution.

Secure Blue has a fairly dense competition pool for its base system but most of the competition is focused on the Fortune 500 markets whereas Secure Blue is focused on the small cap public market.

Manufacturing

Our products are principally composed of user manuals and storage media, such as diskettes tapes, and/or CD-ROM. All coding and revisions are done at the central offices of the Company for all subsidiaries’ products. All servers related to initial back up and developments are at the same location. The Company does very limited “hosting” which is done on-site. The Company follows the standard course for treatment of development software and storage with back up power supplies, redundant server farms and off site back up services.

Patents, Trademarks and Licenses

        The Company currently relies upon a combination of trademark, copyright, and trade secret laws and contractual provisions to protect proprietary rights in its products. The source code for the Company’s products is protected both as a trade secret and as an unpublished copyrighted work. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company’s products or technology without authorization. In addition, the laws of various countries in which the Company’s products may be sold may not protect the Company’s products and intellectual property rights to the same extent as the laws of the United States. Because the software industry is characterized by rapid technological change, the Company believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more important to establishing and maintaining a technology leadership position than the various legal protections of its technology. There can be no assurance that the Company’s competitors will not independently develop technologies that are substantially equivalent or superior to the Company’s technology. There can also be no assurance that the measures taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of the technology or independent development by others of similar technology.

        Although the Company believes that its products and other proprietary rights do not infringe upon the proprietary rights of third parties there can be no assurance that third parties will not assert intellectual property infringement claims against the Company in the future or that any such claims will not require the Company to enter into royalty or cross-license arrangements or result in costly litigation.

The trademark Netpool Data System is license from the Trust and will be acquired by the Company with the final payment of the Trust note referenced above. The Copyright will be transferred in a similar fashion at the same point in time as the Trademark. Secure Blue is a trademark and copyrighted to the Company. None of these trademarks are registered with the US Patent and Trademark Office.

Personnel

        As of September 30, 2004 the Company, including all subsidiaries had a total of 21 employees, 6 of which were engaged in marketing, sales and related customer support services, 10 were in research and development, and 5 were in general and administrative functions. Our success depends in significant part upon the performance of our senior management and certain key employees. Competition for highly skilled employees, including sales, technical and management personnel is intense in the software industry. There can be no assurance that the Company will retain its key managerial and technical employees. The Company’s failure to attract, assimilate or retain highly qualified sales, technical and managerial personnel could materially adversely affect the Company’s business. None of the Company’s employees are represented by a labor union. The Company has never experienced any work stoppages. None of our employees has a written employment agreement.

Facilities

The Company leases offices in Celebration, Florida from an independent realtor. The square foot space leased is approximately 4,000 square feet. The term of the lease is 42 months and terminates May 18, 2007. The monthly rent is $5057.00 per month. The Company also maintains approximately 2,000 square feet of shared space in London, United Kingdom on a month by month basis for approximately $1,100 per month.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the directors and officers of the Company and their respective ages and positions:

NAME	POSITION
Michael Rivers, PhD Geoffrey Birch Robert Jolly	President, CEO and Director Director/Treasurer Director

Dr. Michael Rivers,43, has been our CEO and director since November 15, 2003. Dr. Rivers has served as CEO and Director of Intelligent Business Systems Group, Inc. since May of 2003. He was President and director of Commerce Thru Digital Technology, Inc. from August 1997 to March 2003 (on leave from September of 2002).

Mr. Geoffrey Birch,60, has been Treasurer and a director of the Company since November 2003. Mr. Birch was in pharmaceuticals for over 30 years which included manufacturing and distribution. Mr. Birch grew his company until it was purchased by Pfizer in the mid 1990s. Mr. Birch is a board member for several UK Venture capital firms including one he is chairman of, Sylvrey Ltd. These firms primarily invest in young companies with tremendous growth potential in the areas of technology.

Mr. Robert Jolly,44, has been a director since November of 2003. Mr. Jolly has been a Certified Public Accountant for nearly 30 years. Mr. Jolly has served as the Chief Financial Officer of Wiginton Fire Protection Engineering, Inc. of Lake Mary, Florida. 18 years.

Summary Compensation Table

The following table sets forth the compensation paid or accrued to our chief executive officers (the “named executive officers”) in 2003 as well his compensation in 2002 and 2001. No officer earned over $100,000 in such fiscal year.

	Annual Compensation			Long Term Compensation Awards
					Awards		Payouts
	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Marc Baker (1)	2003	0	0	0	0	0	0	0
Michael Rivers(1)	2003	$17,307.00	0	0	0	0	0	0

(1)     Mr. Baker served as CEO until November 17, 2003.

The Company has no stock option, SAR or other compensation plans. Dr. Rivers was appointed CEO of IBSG International as of November 17, 2003 and the salary reported is prorated through December 31, 2003. All of Dr. Rivers salary is currently deferred.

DIRECTOR COMPENSATION

        Directors are not paid for meetings attended at our corporate headquarters or for telephonic meetings. All travel and lodging expenses associated with directors’ meeting(s) are reimbursed by the company.

EMPLOYMENT AGREEMENTS

        The Company currently has no written employment agreements with any officers or employees and no agreements are planned for the immediate future.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Florida law. It is possible that we will be required to pay certain judgments, fines and expenses incurred by an officer or director, including reasonable attorneys fees, as a result of actions or proceedings in which such officers and directors are involved by reason of being or having been an officer or director provided that said officers or directors acted in good faith.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of Intelligent Business Systems Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of September 30, 2004 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) the Company’s executive officer named in the Summary Compensation Table, and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

	Shares Beneficially Owned	Common Stock Percentage
Michael Rivers (1)	15,000,000	47.8
Geoffrey Birch	1,217,104(2)	3.9
Robert Jolly	147,000	0.5
M&K Trust (1)	15,000,000	47.8
All directors and executive	16,364,104	52.0
Officers as a group (3 persons)

Foot Notes:

    (1)        Dr. Rivers’s shares are owned under a trust established in April of 2001 and are for the benefit of his children and wife. Dr. Rivers disclaims any beneficial interest in such shares.

    (2)        Mr. Birch’s shares are owned by Sylvrey, Ltd. A holding company in Guernsey, UK.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock with $.001 par value. As of the date of this prospectus there were 34,636,631 shares of common stock outstanding. The holders of the common stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to stockholders. The company anticipates that any earnings will be retained for use in its business for the foreseeable future. Upon liquidation, dissolution, or winding up of the company, the holders of the common stock are entitled to receive the net assets held by the company after distributions to the creditors. The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock. The outstanding shares of common stock are not subject to call or redemption and are fully paid and non-assessable.

SELLING SECURITY HOLDERS

        This prospectus relates to the registration of 7,578,729 shares of our common stock held by certain selling security holders. We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. The costs of registering the shares offered by the selling shareholders are being paid by us. The selling shareholders will pay all other costs of the sale of the shares offered by them.

        The following table sets forth the name of the selling shareholders, the number of common shares that may be offered by the selling shareholders and the number of common shares to be owned by the selling shareholders prior to the offering.

        The table below sets forth information as of September 8, 2003. The percentage calculations for the selling shareholders do not include any common shares issuable upon the exercise of any currently outstanding warrants, options or other rights to acquire common shares, other than those that the selling shareholders beneficially own.

Shareholder Name	Number of Shares of Common Stock Beneficially Owned Before the Offering	Shares of Common Stock Being Offered in the Offering	Number of Shares of Common Stock Owned After the Offering
Ann Hilton	50,000	50,000	--
Barbara Stubblefield	20,000	20,000	--
Benjamin Benakote	16,000	16,000	--
Benjamin Kaplan	10,000	10,000	--
Bernard Saul	50,000	50,000	--
Brook Niemi	50,000	50,000	--
Bruce Berger	50,000	50,000	--
C&J Kees Family Limited Partnership	30,000	30,000	--
CAN Trust for Brian Callahan	140,845	140,845	--
Casablanca Partners	70,423	70,423	--
Charles & Linda Hodge Trust	240,845	240,845	--
Charles McCain Trust	50,000	50,000	--

Charles Roeske	236,620	236,620	--
Constatino Galaxidas MMP	100,000	100,000	--
David Kasper	11,268	11,268	--
Doug Zemsky	2,000,000	200,000	1,800,000
Duwayne Everson	119,051	119,051	--
Emmett A. Larkin Co Inc FBO CHarles Blair	100,000	100,000	--
Ethel Schwartz	50,000	50,000	--
Fernando Balbin Motas	36,000	36,000	--
Fredrick Barak	8,000	8,000	--
Gene Freemen	50,000	50,000	--
Gerald Barrick	70,000	70,000	--
Gerald Braegelmann	46,901	46,901	--
Gerald Yanowitz	60,000	60,000	--
Gerry Kamilos LLC	50,000	50,000	--
Jacki Danon	46,948	46,948	--
James & Michael Dupre	20,000	20,000	--
James & Nancy Mercadante	50,000	50,000	--
James Foondos Trust	50,000	50,000	--
Jeff K. Jones	50,000	50,000	--
Jeffrey Berger	50,000	50,000	--
Jeffrey Markow	46,947	46,947	--
Jeffrey Stephanian	281,690	281,690	--
Jeremy Roe	75,000	75,000	--
Joel Yanowitz	60,000	60,000	--
Joseph Birnbaum	50,000	50,000	--
Kressin Family Trust	140,845	140,845	--
LDL Marketing	500,000	50,000	450,000
Levi & Rebecca Fabrigar	40,000	40,000	--
Lydia Dimapilis Bonzon	20,000	20,000	--
Mark Streisfeld	23,380	23,380	--
Merle S. Robboy Profit sharing trust	24,000	24,000	--
Michael & Merry Kuhlman	40,000	40,000	--
Michael Foodos	40,000	40,000	--
Mr & Mrs Robert Mehl	140,845	140,845	--
Olen Wilson	50,000	50,000	--
One Waverly	43,500	43,500	--
Otey Trust	28,169	28,169	--
Patel, Rathin	20,000	20,000	--
Patel, Shefali	40,000	40,000	--
Patti Sergent FBO	20,000	20,000	--
Pena Family Trust	40,000	40,000	--
Pierre Lacroix	20,000	20,000	--
Porter Family Trust	410,000	410,000	--
Redwood Consultants	405,000	405,000	--
Redwood Consultants **	1,475,000	1,475,000	--
Resources Trust Co Custodian IRA FO Dempsey	50,000	50,000	--
Richard Bergstrom	20,000	20,000	--
Richard Parrilli	70,423	70,423	--
Richard Tessi	20,000	20,000	--
Richard Wood	20,000	20,000	--
Robert F. Earl	30,000	30,000	--
Robert Vivian	60,000	60,000	--
Ruth & Irwin Gamsen	10,563	10,563	--
Salvator D'mare	70,423	70,423	--
Schnellbacker, Emil	50,000	50,000	--
Shirley Laiken	28,169	28,169	--
Sidney Schmidt	284,507	284,507	--
Simpson Trust	20,000	20,000	--
Steve Simon	20,000	20,000	--
Steven Tirrell	50,000	50,000	--
Tbeck Capital	150,000	150,000	--
Thomas Dekezel	60,000	60,000	--
Thomas Faragher	28,169	28,169	--
Tyson Lee	40,000	40,000	--
Van Bohne	24,000	24,000	--
Villa Vincent	85,445	85,445	--
Warren Burns	95,775	95,775	--
Westcap Securities	343,132	343,132	--
Willard Detweiler	28,169	28,169	--
William Blanchard	20,000	20,000	--
William M. Morse	40,423	40,423	--
William Morris	50,000	50,000	--
William Perry	42,254	42,254	--
Totals:	9,828,729	7,578,729	2,250,000

**Note: Represents shares which may be acquired upon the exercise of the warrants

        The selling stockholders and their affiliates have not held any positions or office or had any other material relationship with us or any of our affiliates within the past three years except as purchasers of our shares for investment except as follows:

Shareholder	Reason for shares

Hilton	Services/Investor relations

Zemsky	part of reverse merger agreement

Schwartz	Services/provided reverse contact

Roe	Services/investor relations under Redwood Consulting, provided by Redwood from it's shares under IR agreement

LDL	Services/provided initial capital raise effort

Lacroix	Services/investor relations-verbally agreed to amount

One Waverly	Services/marketing assistance-verbally agreed to shares

Redwood	Services/investor relations agreement

Tessi	Services/investor relations under Redwood Consulting, provided by Redwood from it’s shares under IR agreement.

Tbeck	Services/Brokered merger, assist w/IR, assist w/capital partner ID-verbally agreed to amount

Westcap	Services/capital raise

        We are not a party to any agreement, arrangement, or understanding regarding the sale of any of these shares by the selling shareholders.

PLAN OF DISTRIBUTION

        The shares of common stock owned, or which may be acquired, by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

        * a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        * purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

        * ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

        * face-to-face transactions between sellers and purchasers without a broker/dealer.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

        The selling shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders, and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

        We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. We have also advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in such distribution, may be subject to Rule 102 under the Securities Exchange Act of 1934 until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

        We do not intend to distribute or deliver the prospectus by means other than by hand or mail.

SHARES ELIGIBLE FOR FUTURE SALE

        As of September 8, 2004, we have  34,636,631 shares of common stock issued and outstanding. This does not include shares that may be acquired under outstanding warrants to purchase common stock.

        We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of our shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could negatively damage and affect market prices for our common stock and could damage our ability to raise capital through the sale of our equity securities.

TRANSFER AGENT

        The transfer agent for our shares of common stock is Florida Atlantic Stock Transfer Co., Inc. located at 7130 Nob Hill Road, Tamarac, Florida 33321.

REPORTS TO SECURITY HOLDERS

        We intend to furnish our security holders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders, as we deem appropriate.

LEGAL PROCEEDINGS

        There is no material litigation pending or, to our knowledge, threatened against us.

LEGAL MATTERS

        Joel Bernstein, Esq., Miami, Florida will render an opinion concerning the legality of the shares being distributed hereby.

AUDITORS

        The financial statements for the years ended December 31, 2003 included in this Prospectus have been audited by HJ & Associates, Independent Certified Public Accountants, as set forth in their report appearing herein.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

        On January 12, 2004, we dismissed Robert C. Seiwell, Jr., CPA as our principal accountant. This decision was approved by our Board of Directors. On March 19, 2004, we engaged HJ & Associates, LLC to serve as independent auditors for the for the fiscal year ended December 31, 2003.

        Robert C. Seiwell, Jr., CPA issued no reports on our financial statements. During our two most recently completed fiscal years and the subsequent interim period preceding the determination to change our principal accountants, there were no disagreements with Robert C. Seiwell, Jr.,CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Robert C. Seiwell, Jr., CPA, would have caused it to make reference to the subject matter of the disagreement in connection with any reports it would have prepared on our financial statements. During our two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

        During our two most recent fiscal years and the subsequent interim period prior to engaging HJ & Associates, LLC, neither the Registrant nor anyone on its behalf consulted with HJ & Associates, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Registrant by HJ & Associates, LLC that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Some items are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information about Intelligent Business Systems Group, Inc. and the securities offered under this prospectus, you should review the registration statement and the exhibits and schedules filed as a part of the registration statement. The registration statement and its exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W, Washington, D.C. 20549. Copies may be obtained from the Securities and Exchange Commission after payment of fees prescribed by the Securities and Exchange Commission. The Securities and Exchange Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including IBSGI, that file electronically with the Securities and Exchange Commission. The address of this Web site is www.sec.gov. You may also contact the Securities and Exchange Commission by telephone at (800) 732-0330.

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.

FINANCIAL STATEMENTS

December 31, 2003

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Intelligent Business Systems Group, Inc.
Celebration, Florida

We have audited the accompanying balance sheet of Intelligent Business Systems Group, Inc. as of December 31, 2003 and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on January 9, 2003 through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelligent Business Systems Group, Inc. as of December 31, 2003, and the results of its operations and its cash flows from inception on January 9, 2003 through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a significant loss from operations and has a working capital deficit in excess of $366,000. Together these factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ & Associates, LLC
Salt Lake City, Utah
October 14, 2004

F-2

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Balance Sheet

ASSETS
December 31, 2003
CURRENT ASSETS
Cash	$5,559
Rental deposit (Note 8)	5,047
Notes receivable, net of allowance of $115,231 (Note 5)	--

Total Current Assets	10,606

FIXED ASSETS, NET (Note 4)	7,422

TOTAL ASSETS	$18,028

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$162,549
Related party payables (Note 6)	26,041
Other payables (Note 7)	185,513
Accrued expenses	10,773

Total Current Liabilities	384,876

TOTAL LIABILITIES	384,876

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value, 1,500
shares authorized; 1,500 issued and outstanding (Note 3)	10,000
Accumulated deficit	(376,848)

Total Stockholders' Equity (Deficit)	(366,848)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$18,028

The accompanying notes are an integral part of these financial statements.

F-3

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Statement of Operations

From Inception on January 9, 2003 through December 31, 2003
REVENUES	$--

EXPENSES
General and administrative	202,368
Bad debt expense	115,231

Total Expenses	317,599

LOSS FROM OPERATIONS	(317,599)

OTHER EXPENSE
Interest and penalties	59,249

Total Other Expenses	59,249

NET LOSS	$(376,848)

BASIC LOSS PER SHARE	$(258)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	1,463

The accompanying notes are an integral part of these financial statements.

F-4

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Statement of Stockholders’ Equity (Deficit)
From Inception on January 9, 2003 through December 31, 2003

	Common Stock Shares Amount		Accumulated Deficit
Balance at inception on
January 9, 2003	--	$--	$--
Common stock issued for cash	1,500	10,000	--
Net loss from inception on January 9, 2003
through December 31, 2003	--	--	(376,848)

Balance, December 31, 2003	1,500	$10,000	$(376,848)

The accompanying notes are an integral part of these financial statements.

F-5

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Statement of Cash Flows

From inception on January 9, 2003 through December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Loss from operations	$(376,848)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation	379
Allowance for bad debt	115,231
Change in operating assets and liabilities:
Increase in rental deposits	(5,047)
Increase in accounts payable	162,549
Increase in accrued expenses	10,773

Net Cash Used by Operating Activities	(92,963)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(7,801)
Advances on notes receivable	(115,231)

Net Cash Used by Investing Activities	(123,032)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from related party borrowings	211,554
Net stock offering proceeds	10,000

Net Cash Provided by Financing Activities	221,554

INCREASE IN CASH	5,559
CASH AT BEGINNING OF PERIOD	--
CASH AT END OF PERIOD	$5,559

CASH PAID FOR:
Taxes	$--
Interest	$--

The accompanying notes are an integral part of these financial statements.

F-6

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Notes to the Financial Statements
December 31, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization

The financial statements presented are those of Intelligent Business Systems Group, Inc. (the Company). The Company was incorporated in the State of Delaware on January 9, 2003. The Company was incorporated for the purpose providing software solutions to small business development and banking and business association markets. The Company is not considered a development stage company because operations began in 2004 concurrent with its reverse merger (Note 9).

b. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has adopted a calendar year end.

c. Basic Loss Per Share

The computation of basic loss per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements as follows:

December 31, 2003
Numerator - loss	$(378,848)
Denominator - weighted average number of
shares outstanding	1,463
Loss per share	$(258)

d. Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

e. Provision for Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax assets are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-7

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Notes to the Financial Statements

December 31, 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e. Provision for Taxes (Continued)

Net deferred tax assets consist of the following components as of December 31, 2003:

2003
Deferred tax assets:
NOL Carryover	$101,807
Deferred tax liabilities:
Depreciation	(408)
Valuation allowance	(101,399)

Net deferred tax asset	$--

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2003 due to the following:

2003
Book income	$(146,971)
M&E	630
Other	44,942
Valuation allowance	101,399

$-

At December 31, 2003, the Company had net operating loss carryforwards of approximately $200,000 that may be offset against future taxable income from the year 2003 through 2023. No tax benefit has been reported in the December 31, 2003 consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

f. Estimates

The preparation of financial statements in conformity with accounting principle generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-8

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Notes to the Financial Statements
December 31, 2003

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United Stated of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred cumulative operating losses through December 31, 2003 of $376,848, and has a working capital deficit in excess of $366,000 at December 31, 2003 both of which raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans include completing a reverse merger acquisition of Intelligent Business Systems Group International, Inc. (“IBSGI”) (formerly Optical Concepts of America) a publicly held entity. IBSGI began to raise capital for the Company’s operational and marketing needs after the initial closing of the reverse merger during November 2003 (the acquisition had not occurred as of December 31, 2003). The capital raised by IBSGI will be used to satisfy the Company’s payables and to expand the Company’s technology center and general business development efforts. The Company will also aggressively seek to procure new license and maintenance contracts.

There can be no assurance that the Company can or will be successful in implementing any of its plans or that they will be successful in enabling the company to continue as a going concern. The Company’s financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SALE OF COMMON STOCK

In January of 2003, the Company sold 1,500 shares of its previously authorized but unissued common stock to its founders for $10,000.

NOTE 4 - PROPERTY AND EQUIPMENT

Fixed assets are recorded at cost, major additions and improvements are capitalized and minor repairs are expensed when incurred.

Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets as follows:

Description	Useful Lives
Art Office Equipment	Not depreciated 5 years

        Property and Equipment consist of the following:

December 31, 2003
Art	$2,396
Office equipment	5,405

Total property and equipment	7,801

F-9

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Notes to the Financial Statements
December 31, 2003

NOTE 4 - PROPERTY AND EQUIPMENT (Continued)

December 31, 2003
Less: accumulated depreciation	379

Net Property and Equipment	$7,422

Depreciation expense for the year ended December 31, 2003 amounted to $379.

NOTE 5 - NOTE RECEIVABLE

During the year ended December 31, 2003 the Company agreed to lend up to $150,000 to Commerce Inc. (Commerce). However, when the amount receivable from Commerce was $115,231, the Company determined that the account was uncollectible in its entirety (due to Commerce’s potential bankruptcy filing; see note 10) and subsequently established a bad debt allowance for the entire amount. The Company’s president is a former officer and director of Commerce. He served as Commerce’s president and as a director for seven years prior to his extended personal leave in September of 2002 and final resignation in February 2003.

NOTE 6 - ACCOUNTS PAYABLE-RELATED PARTIES

During the year ended December 31, 2003 the Company’s CEO paid $26,041 of the Company’s operating expenses. This account was settled in 2004 when the Company acquired Intelligent Business Systems Group International, Inc (IBSGI) (see Note 10).

NOTE 7 - OTHER PAYABLES

During the year ended December 31, 2003 Intelligent Business Systems Group International, Inc. (IBSGI) advanced to the Company $209,350 in cash, $23,837 of which the Company repaid by paying IBSGI’s operating expenses. The amount due to IBSGI at December 31, 2003 was $185,513. This amount was subsequently eliminated in consolidation when the Company acquired IBSGI (see Note 10).

NOTE 8 - COMMITMENTS AND CONTINGENCIES

During November of 2003 the Company entered into a forty-two month agreement to lease commercial real estate in Celebration, Florida. The agreement required a deposit of $5,047; rent was abated for the month of December, 2003. Annual minimum rental fees are as follows:

2004:	$43,618
2005:	44,928
2006:	46,276
January through May, 2007:	19,282

Total	$154,104

F-10

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Notes to the Financial Statements
December 31, 2003

NOTE 9 - NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

During the year ended December 31, 2003, the Company adopted the following accounting pronouncements:

SFAS No. 143 — In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement was effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 did not have a material effect on the financial statements of the Company.

SFAS No. 145 — On April 30, 2002, the FASB issued FASB Statement No. 145 (SFAS 145), “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS 145 rescinds both FASB Statement No. 4 (SFAS 4), “Reporting Gains and Losses from Extinguishment of Debt,” and the amendment to SFAS 4, FASB Statement No. 64 (SFAS 64), “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements.” Through this rescission, SFAS 145 eliminates the requirement (in both SFAS 4 and SFAS 64) that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as it meets the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Further, SFAS 145 amends paragraph 14(a) of FASB Statement No. 13, “Accounting for Leases”, to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The amendment requires that a lease modification (1) results in recognition of the gain or loss in the 9 financial statements, (2) is subject to FASB Statement No. 66, “Accounting for Sales of Real Estate,” if the leased asset is real estate (including integral equipment), and (3) is subject (in its entirety) to the sale-leaseback rules of FASB Statement No. 98, “Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases.” Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The adoption of SFAS 145 did not have a material effect on the financial statements of the Company.

SFAS No. 146 — In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit or Disposal Activities” (SFAS 146). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS 146. The effect on adoption of SFAS 146 will change on a

F-11

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Notes to the Financial Statements
December 31, 2003

NOTE 9 - NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS (Continued)

prospective basis the timing of when the restructuring charges are recorded from a commitment date approach to when the liability is incurred. The adoption of SFAS 146 did not have a material effect on the financial statements of the Company.

SFAS No. 147 — In October 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 147, “Acquisitions of Certain Financial Institutions” which is effective for acquisitions on or after October 1, 2002. This statement provides interpretive guidance on the application of the purchase method to acquisitions of financial institutions. Except for transactions between two or more mutual enterprises, this Statement removes acquisitions of financial institutions from the scope of both SFAS 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with SFAS No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets”. The adoption of SFAS No. 147 did not have a material effect on the financial statements of the Company.

SFAS No. 148 — In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock Based Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123” which is effective for financial statements issued for fiscal years ending after December 15, 2002. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have a material effect on the financial statements of the Company.

SFAS No. 149 — In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and hedging activities under SFAS 133. The adoption of SFAS No. 149 did not have a material effect on the financial statements of the Company.

SFAS No. 150 — In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” which is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The adoption of SFAS No. 150 did not have a material effect on the financial statements of the Company.

FASB Interpretation No. 45 — “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others – an Interpretation of FASB Statements No. 5, 57 and 107". The initial recognition and initial

F-12

INTELLIGENT BUSINESS SYSTEMS GROUP, INC.
Notes to the Financial Statements
December 31, 2003

NOTE 9 - NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS (Continued)

measurement provisions of this Interpretation are to be applied prospectively to guarantees issued or modified after December 31, 2002. The disclosure requirements in the Interpretation were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FASB Interpretation No. 45 did not have a material effect on the financial statements of the Company.

FASB Interpretation No. 46 — In January 2003, the FASB issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities.” FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights, variable interest entities, and how to determine when and which business enterprises should consolidate variable interest entities. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 did not have a material impact on the Company’s financial statements.

During the year ended December 31, 2003, the Company adopted the following Emerging Issues Task Force Consensuses: EITF Issue No. 00-21 “Revenue Arrangements with Multiple Deliverables”, EITF Issue No. 01 –8 ” Determining Whether an Arrangement Contains a Lease”, EITF Issue No. 02-3 “Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities”, EITF Issue No. 02-9 “Accounting by a Reseller for Certain Consideration Received from a Vendor”, EITF Issue No. 02-17, “Recognition of Customer Relationship Intangible Assets Acquired in a Business Combination”, EITF Issue No. 02-18 “Accounting for Subsequent Investments in an Investee after Suspension of Equity Method Loss Recognition”, EITF Issue No. 03-1, “The Meaning of Other Than Temporary and its Application to Certain Instruments”, EITF Issue No. 03-5, “Applicability of AICPA Statement of Position 9702, ‘Software Revenue Recognition’ to Non-Software Deliverables in an Arrangement Containing More Than Incidental Software”, EITF Issue No. 03-7, “Accounting for the Settlement of the Equity Settled Portion of a Convertible Debt Instrument That Permits or Requires the Conversion Spread to be Settled in Stock”, EITF Issue No. 03-10, “Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers.

NOTE 10 - SUBSEQUENT EVENT

Commerce Inc. filed an ABC in May of 2004. Pursuant to a Share Exchange Agreement dated November 10, 2003, which was effective on February 13, 2004, Intelligent Business Systems Group International, Inc. (“IBSGI”), a Florida Corporation, acquired 100% of the outstanding capital stock of the Company, in exchange for 15,000,000 shares of IBSGI’s common stock. These shares were issued to the stockholders of the Company in exchange for their wholly owned interest in the Company. At the time of acquisition, the stockholders of the Company acquired control of IBSGI and, accordingly, for accounting purposes, the Company was treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of the Company.

F-13

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2004

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Consolidated Balance Sheet

ASSETS

June 30, 2004 (Unaudited)
CURRENT ASSETS
Cash	$358,854
Accounts receivable (Note 2)	1,730,000
Prepaid expenses	32,943

Total Current Assets	2,121,797

Furniture, Fixtures and Software, Net	1,318,732

OTHER ASSETS
Deposits	6,427

Total Other Assets	6,427

TOTAL ASSETS	$3,466,956

The accompanying notes are an integral part of these consolidated financial statements.

F-2

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Consolidated Balance Sheet (Continued)

LIABILITIES AND STOCKHOLDERS' EQUITY	June 30, 2004 (Unaudited)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$277,748
Deferred revenue (Note 2)	904,426
Capital leases payable	6,737
Note payable-related party (Note 3)	250,000

Total Current Liabilities	1,438,911

Long Term Liabilities
Capital leases payable	8,156

Total Long Term Liabilities	8,156

TOTAL LIABILITIES	1,447,067

STOCKHOLDERS' EQUITY
Common stock authorized 100,000,000 shares at
$0.001 par value; 35,803,499 shares issued and
Outstanding	35,804
Additional paid-in capital	11,641,484
Deferred consulting expense	(5,975,333)
Accumulated deficit	(3,702,066)

Total Stockholders' Equity	1,999,889

TOTAL LIABILTIES AND STOCKHOLDERS' EQUITY	$3,446,956

The accompanying notes are an integral part of these consolidated financial statements.

F-3

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Consolidated Statements of Operations
Unaudited)

	For the Six Months Ended June 30,		For the Three Months Ended June 30,
	2004	2003	2004	2003
REVENUES	$838,074	$--	$838,074	$--

EXPENSES
Cost of Sales	10,980	--	10,980	--
Bad debt expense	264,539	--	77,523	--
Services paid for with common stock	3,124,502	--	268,809	--
Amortization and depreciation	170,583	--	129,024	--
General and administrative	582,531	48,883	291,977	43,883

Total Expenses	4,153,135	48,883	778,313	43,883

Income (Loss) from operations	(3,315,061)	(48,883)	(59,761)	(43,883)

OTHER EXPENSES
Loss on extinguishment of related party
debt	(156,765)	--	(156,765)	--
Interest expense	(28,250)	--	(12,505)	--

Total Other Expenses	(185,015)	--	(169,270)	--

NET LOSS	$(3,500,076)	$(48,883)	$(109,509)	$(43,883)

BASIC LOSS PER SHARE	$(0.13)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	27,795,623	15,000,000	32,652,615	15,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
	2004	2003
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(3,500,576)	$(48,883)
Adjustments to reconcile net loss to net
cash used by operating activities:
Common stock issued for services	3,124,502	--
Bad debt expense	264,339	--
Amortization and Depreciation expense	170,583	--
Loss on extinguishment of Related party debt	156,765	--
Changes in operating assets and liabilities:
Accounts receivable	(1,730,000)	--
Prepaid expenses	(32,943)	--
Increase in deposits	(1,380)	(7,652)
Increase in accounts payable and accrued expenses	116,366	40,273
Deferred revenue	904,426	--

Net Cash Used by Operating Activities	(527,218)	(16,262)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan to Commerce, Inc.	(149,308)	(38,811)
Purchase of fixed assets	(106,218)	--
Advances to IBSG Group prior to consolidation	(203,753)	--

Net Cash Used by Investing Activities	(459,279)	(38,811)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdraft	--	73
Common stock issued for cash	1,746,555	55,000
Payments on notes payable	(190,424)	--
Capital lease payments	(6,856)	--
Stock offering costs	(209,483)	--
Net Cash Provided by Financing Activities	1,339,792	55,073

NET INCREASE IN CASH	353,295	--
CASH AT BEGINNING OF PERIOD	5,559	--

CASH AT END OF PERIOD	$358,854	$--

The accompanying notes are an integral part of these consolidated financial statements.

F-5

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Six Months Ended June 30,
	2004	2003
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$15,745	$ --
Income taxes paid	$--	$ --
SCHEDULE OF NON-CASH FINANCING ACTIVITIES
Common stock issued for deferred consulting expenses	$6,609,413	$ --

Common stock issued for services	$3,124,502	$ --
Common stock issued for extinguishment of
Related party debt	$675,000	$ --
Common stock issued for acquisition of software	$364,000	$ --

The accompanying notes are an integral part of these consolidated financial statements.

F-6

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

NOTE 1 — BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Management believes the disclosures and information presented are adequate to make the information not misleading. It is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company’s most recent 8-K filings and audited financial statements and notes thereto included in its December 31, 2003 Annual Report on Form 10-KSB. Operating results for the six months ending, June 2003 and June 30, 2004 as well as the three months ended June 30, 2004 and 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004 and any future periods.

Pursuant to a Share Exchange Agreement dated November 10, 2003, which was effective on February 13, 2004, the Company acquired 100% of the outstanding capital stock of Intelligent Business Systems Group, Inc. a Delaware corporation, in exchange for 15,000,000 shares of its common stock. These shares were issued to the stockholders of Intelligent Business Systems Group, Inc. in exchange for their wholly owned interest in Intelligent Business Systems Group, Inc. At the time of acquisition, the stockholders of Intelligent Business Systems Group, Inc. acquired control of the Company and accordingly, for accounting purposes, Intelligent Business Systems Group, Inc. was treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Intelligent Business Systems Group, Inc.

Accordingly, at June 30, 2004 the consolidated financial statements include those of IBSG International, Inc. (formerly Optical Concepts) (IBSG, Inc) and Intelligent Business Systems Group, Inc. (Group) together are referred to as ‘the Company’.

Concurrent with the Share Exchange Agreement, M&K Trust (a trust controlled by the wife of the president and chairman of the Company) (Trust) sold certain assets to the Company in exchange for a note payable of $958,659. The note bears interest at 8.00% per annum and is secured by a security agreement naming all of the tangible and intangible assets of IBSG, Inc. The assets sold to the Company include the exclusive license of software and source codes for the Company’s proprietary software as well as various license/maintenance agreements with the users of such software and accounts receivable generated under such license/maintenance agreements. Group assumed the obligations of a previous company as licensor under such agreements. The trust obtained these assets from a company that was controlled by the president and chairman of the Company. Because of the related party nature of this transaction, the assets were valued at predecessor costs and

F-7

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

NOTE 1 — BASIS OF FINANCIAL STATEMENT PRESENTATION (Continued)

represent actual cash which were paid to the previous company by the Trust for the development and commercialization of the software. At the time that the assets were sold to the IBSG, Inc. the accounts receivable balance was approximately $3,983,000. Of this amount, $2,500,000 was deemed to be deferred revenue. The balance of $1,483,000 of revenue would have been recognized by either the previous company or the Trust during the time that these entities owned the contracts. Since the Trust had no basis in the generation of the accounts receivable or the ability to provide service, they have not been recorded. The Company completed an acquisition of assets of RedHand International, a UK based company, which included sophisticated security software and a channel partner agreement. The Company created a new company called Secure Blue and will seek to (1) market the acquired software as a comprehensive solution for Sarbanes-Oxley compliance; (2) integrate the software into it’s other subsidiary IBS Group, Inc’s digital commerce platform with the benefits of adding monitoring capabilities as well as position businesses utilizing the platform to be Sarbanes-Oxley compliant and: (3) to cross market the products into receptive vertical markets. The purchase of RedHand assets consisted of 650,000 shares of common stock valued at $0.56 per share totaling $364,000 and; $46,088 of amounts due to be paid in cash. The entire purchase price of $410,088 was allocated to the software purchased which will be amortized over a 3 year period on a straight line basis.

NOTE 2 —CRITICAL ACCOUNTING POLICIES

a. Revenue Recognition
Our license agreements typically run for five years. A first year license fee, inclusive of installation, integration and training, is payable at the initiation of the license. License maintenance is payable on the second through fifth anniversary date of the license. Each fee covers the license/maintenance fee for one year. Such fees are accounted as unearned revenue and recognized as revenue ratably over each annual period. We recognize revenue in accordance with Statement of Position, or SOP 97-2, “Software Revenue Recognition,” as amended, by Staff Accounting Bulletin No. 104, Revenue Recognition. The Company adopted Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. We

F-8

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

NOTE 2 — CRITICAL ACCOUNTING POLICIES (Continued)

a. Revenue Recognition (Continued)
recognize license revenues when all of the following criteria are met: persuasive evidence of an arrangement exists, the fee is fixed or determinable, collection of the related receivables is reasonably assured, delivery of the license has occurred and the customer has accepted the license (including the expiration of an acceptance period) if the terms of the contract include an acceptance requirement. Licenses are considered delivered (conveyance) once a license agreement has been entered into between the customer and the Company. Actual access to the software, due to the web nature of the software, is provided upon a mutually agreed schedule but the license fee is due at time of conveyance and is not contingent upon the customer providing the hardware, staff for training or scheduling conflicts in general. Training and installation are included in the license fee and can be delivered at any time after the license has been conveyed. A portion of the year one license revenue and any subsequent years licenses are amortized on an annual basis commensurate with the start of the license agreement and then each subsequent anniversary date of the license and recognized generally in 12 periods (months) per year. In the event that we grant a customer the right to specified upgrades and vendor-specific objective evidence of fair value exists for such upgrades, value to the customer is determined on a stand-alone basis and there is objective and reliable evidence of fair value of the undelivered elements. Professional services and other revenues, when sold with subscription and support offerings, are accounted for separately until we have delivered the specified upgrade or additional service. If professional services are essential to the functionality of the other elements of the arrangement, we defer recognition of revenue until we have satisfied our professional services obligations. To date, professional services have not been essential to the functionality of the other elements, and thus have been accounted for separately.

We consider a non-cancelable agreement signed by the customer and us to be evidence of an arrangement. Delivery is considered to occur when media containing the licensed programs is provided to a common carrier, or the customer is given electronic access to the licensed software. Our typical end user license agreements do not contain acceptance clauses. We consider the fee to be fixed or determinable if the fee is not subject to refund or adjustment. If the fee is not fixed or determinable, we recognize revenue as the amounts become due and payable. Reasonable assurance of collection is based upon our assessment of the customer’s financial condition through review of their current financial statements or credit reports. Additional consideration is given to the type of customer. Most of our customers are government or quasi-government agencies and are thus considered low collection risk although payments could take as long as 12 months to be brought current by the customer due to the slow pay nature of such entities. Late payments and interest are assessed based on unpaid balances on a monthly basis. A number of current contract assets assumed by IBSG have written confirmation from the customer acknowledging the contract and outstanding payables.

F-9

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

Further due diligence has increased the confidence of receiving payment for several contracts previously not recognized that are on-going projects with new licenses being implemented and we have accounted for recognition as current and deferred revenue based on the above stated policy.

NOTE 2 — CRITICAL ACCOUNTING POLICIES (Continued)

a. Revenue Recognition (Continued)
For follow-on sales to existing customers, prior payment history is also used to evaluate probability of collection. If we determine that collection is not reasonably assured, we defer the revenue and recognize the revenue upon cash collection. When our software licenses contain multiple elements, we allocate revenue to each element based on the relative fair values of the elements. Multiple element arrangements generally include post-contract support (PCS or maintenance), software products and end-user subscriptions with billings recorded as received and in some cases, other professional services. Revenue from multiple-element arrangements is allocated to undelivered elements of the arrangement, such as PCS, based on the relative fair values of the elements specific to us. Our determination of fair value of each element in multi-element arrangements is based on vendor-specific objective evidence, which is generally determined by sales of the individual element to third parties or by reference to a renewal rate specified in the related arrangement.

Where vendor-specific objective evidence of fair-value exists for all undelivered elements, but evidence does not exist for one or more delivered elements, we account for the delivered elements in accordance with the Residual Method prescribed by SOP 98-9. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue. In most cases, the bundled multiple elements include PCS and the software product. In such cases, when vendor-specific objective evidence of fair value exists for all of the undelivered elements (most commonly PCS), the residual or remaining amount is recognized as revenue and the PCS is recognized ratably over the PCS term, which is typically 12 months.

Revenues from professional services consist of training and implementation services. Training revenues are recognized as the services are performed. Professional services are not considered essential to the functionality of the other elements of the arrangement and are accounted for as a separate element. Professional services are recognized as the services are performed for time and materials contracts or upon achievement of milestones on fixed price contracts. A provision for estimated losses on fixed-price professional services contracts is recognized in the period in which the loss becomes known.

F-10

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

Deferred revenues include amounts received from customers for which revenue has not yet been recognized that generally results from deferred maintenance, consulting or training services not yet rendered and license revenue deferred until all requirements under SOP 97-2 are met. Deferred revenue is recognized upon delivery of our products, as services are rendered, or as other requirements requiring deferral under SOP 97-2 are satisfied.

NOTE 2 — CRITICAL ACCOUNTING POLICIES (Continued)

a. Revenue Recognition (Continued)
Allowance for Doubtful Accounts and Sales Returns
We maintain an allowance for doubtful accounts and a sales return allowance to reduce amounts to their estimated realizable value. A considerable amount of judgment is required when we assess the realization of accounts receivables, including assessing the probability of collection and the current credit-worthiness of each customer. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional provision for doubtful accounts may be required. We initially record a provision for doubtful accounts based on our historical experience, and then adjust this provision at the end of each reporting period based on a detailed assessment of our accounts receivable and allowance for doubtful accounts. In estimating the provision for doubtful accounts, we consider (i) the type of entity (government, commercial, retail) and the aging of the accounts receivable; (ii) trends within and ratios involving the age of the accounts receivable; (iii) the customer mix in each of the aging categories and the nature of the receivable, such as whether it derives from license, professional services or maintenance revenue; (iv) our historical provision for doubtful accounts; (v) the credit worthiness of the customer; and (vi) the economic conditions of the customers industry, whether the entity is government, as well as general economic conditions, among other factors.

Should any of these factors change, the estimates that we make may also change, which could impact our future provision for doubtful accounts. For example, if the financial condition of our customers were to deteriorate, affecting their ability to make payments, an additional provision for doubtful accounts could be required.

The Company records the values for the common stock issuances based on the closing prices of the common stock on the date of authorization for services, extinguishments of debt or any other consideration other than cash. From time to time, the Company will enter the equity market and raise cash from unaffiliated 3rd party investors. These issuances are valued at the cash prices that the Company is able to sell the stock for.

F-11

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

During the quarter ended June 30, 2004, the Company recognized $838,074 of revenue. These licenses which were activated resulted in accounts receivable of $1,730,000 and deferred revenue of $904,426 which were in accounts recognized over the remaining lives of the licenses which range from three months to a year.

b. Equity Transactions
Equity transactions for consideration other than cash are valued at the closing price on the date of authorization.

NOTE 2 — CRITICAL ACCOUNTING POLICIES (Continued)

c. Acquisitions
The Company estimates the value of acquisitions based on inventory value on-hand, development costs incurred on intellectual property, history market performance and projected market size and likelihood of success over a specific period of time. In cases of a new market, best estimates are based on the closest comparable in the market.

d. Depreciation and Amortization

The Company is depreciating its furniture and equipment on a straight-line basis over a 5-year period. Licenses and pre-defined (guaranteed) subscription revenue is recognized on a monthly basis for each reciprocating year generally over a 5 year period of time. The software acquired (Note 1) is being amortized on a straight line over a 3-year period.

NOTE 3 — EQUITY ISSUANCES

During January 2004, the Company issued 415,333 shares of common stock for cash of $121,200 pursuant to private placements. The shares were valued at an average price of $0.29 per share

During January 2004, the Company issued 250,000 shares of common stock as stock offering costs. The shares were valued at $1.28 per share, which was the closing price on the date of issue. The costs associated with the stock offering costs were deducted from additional paid in capital.

During January 2004, the Company issued 50,000 shares of common stock for services relating to the reverse merger. The shares were valued at $1.28 per share, which was the closing price on the date of issue.

F-12

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

During January 2004, the Company issued 5,895,000 shares of common stock to several entities for deferred consulting services. The shares were valued at $1.28 per share, which was the closing price on the date of issue. Deferred consulting expenses of $7,545,600 were established and are being amortized over a 60-month period, which is the expected term of the services.

During January 2004, the Company issued 840,000 shares of common stock to several individuals for services rendered. The shares were valued at $1.28 per share, which was the closing price on the date of issue. The Company recorded service expense of $1,074,360.

NOTE 3 — EQUITY ISSUANCES (Continued)

During February 2004, the Company issued 880,966 shares of common stock for cash of $393,290 pursuant to private placements. The shares were valued at an average price of $0.45 per share. During February 2004, the Company issued 250,000 shares of common stock as stock offering costs. The shares were valued at $1.40 per share, which was the closing price on the date of issue. The costs associated with the stock offering costs were deducted from additional paid in capital.

During February 2004, the Company issued 15,000,000 shares of common stock for the reverse merger between IBSG International, Inc. and IBSG Group, Inc.

During February 2004, the Company issued 43,500 shares of common stock for the extinguishments of debt valued at $43,065. The shares were valued at $0.99 per share, which was the closing price on the date of issue.

During February 2004, the Company issued 1,417,104 shares of common stock to several individuals for services rendered. The shares were valued at $0.99 per share, which was the closing price on the date of issue. The Company recorded service expense of $1,402,933.

During March 2004, the Company issued 430,000 shares of common stock for cash of $215,000 pursuant to private placements. The shares were valued at an average price of $0.50 per share. The Company received $185,000 of the cash prior to the March 31, 2004, and the remaining $30,000 was received in April 2004.

Pursuant to the private placements for cash mentioned previously, the Company was required to issue additional shares of common stock to the various parties because the closing bid price of the Company’s stock was not $1.00 at March 31, 2004. Accordingly, the Company issued an additional 664,032 shares of common stock to the private placement investors for their cash purchases. These individuals did not contribute any services or other items to the Company. These shares were valued at $0.00 per share.

F-13

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

        Subsequent to March 31, 2004, the Company collected the $30,000 stock subscription receivable.

During April 2004, the Company issued 920,000 shares of common stock for cash of $460,000 pursuant to private placements. The shares were valued at a price of $0.50 per share.

During April 2004, the Company issued 20,000 shares of common stock to an individuals for services rendered. The shares were valued at $0.84 per share, which was the closing price on the date of issue. The Company recorded service expense of $16,800.

During May 2004, the Company issued 598,000 shares of common stock for cash of $299,000 pursuant to private placements. The shares were valued at a price of $0.50 per share.

NOTE 3 — EQUITY ISSUANCES (Continued)

During May 2004, the Company issued 2,068 shares of common stock to individuals for deferred consulting services and along with an adjustment in June 2004 for 295,724 shares valued at $0.45. per share, this was the closing price on the date of issue. Deferred consulting expenses of $134.813 were established and are being amortized over a 60-month period, which is the expected term of the services.

During June 2004, the Company issued 430,000 shares of common stock for cash of $215,000 pursuant to private placements. The shares were valued at a price of $0.50 per share.

During June 2004, the Company issued 90,000 shares of common stock to an individuals for services rendered. The shares were valued at $0.56 per share, which was the closing price on the date of issue. The Company recorded service expense of $50,400.

During June 2004, the Company issued 650,000 shares of common stock for the acquisition of assets of Redhand International. The shares were valued at $0.56 per share, which was the closing price on the date of issue. The Company recorded $364,000 for this purchase.

During June 2004, the Company issued 50,000 shares of common stock to employees as Bonuses. The shares were valued at $0.56 per share, which was the closing price on the date of issue. The Company recorded $28,000 as an expense.

F-14

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

During June 2004, the Company issued 475,724 shares of common stock for deferred consulting services. The shares valued at $0.45. per share, this was the closing price on the date of issue. . Deferred consulting expenses of $214,076 were established.

During June 2004, the Company issued 1,500,000 shares of common stock to M&K Trust for the Note. The shares valued at $0.45. per share, this was the closing price on the date of issue. The transaction was recorded reducing the liability to M&K Trust by $675,000 as of June 30, 2004. There is a balance outstanding of $250,000 at June 30, 2004 which is due in two equal installments of $125,000 by January 2005.

During June 2004, the Company canceled 900,000 shares of common stock for Deferred Consulting Services from 1stQ. The shares valued at $1.28. per share, this was the closing price on the date of issue. Deferred consulting expenses of $1,152,000 were adjusted.

During June 2004, the Company canceled 147,000 shares of common stock for services rendered. The shares valued at $0.99 per share, which was the closing price on the date of issue.

NOTE 4 — GOING CONCERN

The Company’s condensed consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred cumulative operating losses through June 30, 2004 of $3.702,066. Revenues were sufficient to cover its operating costs and to allow it to continue as a going concern. Loss was principally from issuance of common stock in exchange for services. The potential proceeds from the sale of common stock, other contemplated debt and equity financing, and increases in operating revenues from new development would enable the Company to continue as a going concern. There can be no assurance that the Company can or will be able to complete any debt or equity financing. If these are not successful, management is committed to meeting the operational cash flow needs of the Company through current and future business of the Company but can provide no assurances of a continuing concern.

F-15

IBSG INTERNATIONAL, INC. AND SUBSIDIARY
(Formerly Optical Concepts of America Inc.)
Notes to the Consolidated Financial Statements
June 30, 2004

NOTE 5 — SUBSEQUENT EVENTS

Subsequent to June 30, 2004, the Company issued 324,132 shares of common stock for services rendered.

F-16

PART II. OTHER INFORMATION

ITEM 2. CHANGES IN SECURITIES AND SMALL BUSINESS ISSUER PURCHASES OF EQUITY SECURITIES

Recent sales of unregistered securities from January 1 2004 to June 30, 2004. The Company undertook a private placement of its common stock. As a result the Company sold 3,674,299 shares in the offering for $.25 to $.50 per share. The offering was limited to persons who are Accredited Investors as defined in SEC Regulation D. The total offering price of the shares was $1,746,555 and the Company paid sales commissions of $ 209,483 in connection with the offering.

Under the offering, the Company agreed to issue additional shares to investors if the Company’s common stock traded at a bid price of less than $1.00 per share on March 31, 2004. Since the Company’s stock price did not maintain that level on March 31, 2004 the Company was required to issue an additional 664,030 shares of its common stock in the offering.

In connection with such sales the Company issued 324,132 shares of its common stock to finders and $_145,859_ for placement agent fees. The Company engaged Westcap Securities, Inc. as placement agent for a portion of sales and finders for the remainder. During February 2004, the Company issued 15,000,000 shares of common stock for the reverse merger between IBSG International, Inc. and IBSG Group, Inc. During January 2004, the Company issued 50,000 shares of common stock for services relating to the reverse merger. During January 2004, the Company issued 5,895,000 shares of common stock to several entities for deferred consulting services. During January 2004, the Company issued 840,000 shares of common stock to several individuals for services rendered. During February 2004, the Company issued 43,500 shares of common stock for the extinguishments of debt valued at $43,065. During February 2004, the Company issued 1,417,104 shares of common stock to several individuals for services rendered. The foregoing shares were exempt from registration under the Securities Act of 1933 pursuant to the exemption of Section 4(2) for offerings not involving any public offering.

During June 2004 the Company issued 650,000 shares of common stock for the acquisition of assets of Redhand International. During April 2004, the Company issued 2,068 shares of common stock and June 2004 475,724 shares to several entities for deferred consulting services. During the April 2004, the Company issued 20,000 shares of common stock to several individuals for services rendered. The foregoing shares were exempt from registration under the Securities Act of 1933 pursuant to the exemption of Section 4(2) for offerings not involving any public offering.

During June 2004, the company went into an agreement with M&K Trust to issue in 1,500,000 shares of common stock for the extinguishment of related party debt.

During June 2004, the company canceled 1,047,000 shares to one entity for deferred consulting services; these shares may be reissued at a future date.

F-23

TABLE OF CONTENTS

	Page

Prospectus Summary	1		7,578,729 Shares
Risk Factors	2
Forward-Looking Statements	4
Price Range of Common Stock and Dividend Policy	4
Use of Proceeds	5
Management's Discussion and Analysis or Plan of Operation	5		IBSG International, Inc.
Our Business	8
Management	17
Certain Transactions	19
Security Ownership of Certain Beneficial Owners and Management	20		PROSPECTUS
Description of Securities	13
Selling Security Holders	13
Plan of Distribution	15
Shares Eligible for Future Sale	16
Legal Matters	16
Experts	16		October 21, 2004
Additional Information	16
Financial Statements	F-	1

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

        Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

        A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

        Article VIII of our Articles of Incorporation and Article 4.13 of our By-laws authorize us to indemnify our officers and directors to the fullest extent authorized by the Florida Business Corporation Act.

Item 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

Registration Fee
Printing Expenses*	1,500
Legal Fees and Expenses*
Accounting Fees and Expenses*	5,000
Blue Sky Fees and Expenses*	-0-
Transfer Agent Fees and Expenses*	1,000
Misc.*	1,000

Total	$8,500

*Estimated

Item 26.    RECENT SALES OF UNREGISTERED SECURITIES.

        The following provides information concerning all sales of securities within the last three years which were not registered under the Securities Act of 1933.

During January 2004, the Company issued 415,333 shares of common stock for cash of $121,200 pursuant to private placements. The shares were valued at an average price of $0.29 per share

During January 2004, the Company issued 250,000 shares of common stock as stock offering costs. The shares were valued at $1.28 per share, which was the closing price on the date of issue. The costs associated with the stock offering costs were deducted from additional paid in capital.

During January 2004, the Company issued 50,000 shares of common stock for services relating to the reverse merger. The shares were valued at $1.28 per share, which was the closing price on the date of issue.

During January 2004, the Company issued 5,895,000 shares of common stock to several entities for deferred consulting services. The shares were valued at $1.28 per share, which was the closing price on the date of issue. Deferred consulting expenses of $7,545,600 were established and are being amortized over a 60-month period, which is the expected term of the services.

During January 2004, the Company issued 840,000 shares of common stock to several individuals for services rendered. The shares were valued at $1.28 per share, which was the closing price on the date of issue. The Company recorded service expense of $1,074,360.

During February 2004, the Company issued 880,966 shares of common stock for cash of $393,290 pursuant to private placements. The shares were valued at an average price of $0.45 per share.

During February 2004, the Company issued 250,000 shares of common stock as stock offering costs. The shares were valued at $1.40 per share, which was the closing price on the date of issue. The costs associated with the stock offering costs were deducted from additional paid in capital.

During February 2004, the Company issued 15,000,000 shares of common stock for the reverse merger between IBSG International, Inc. and IBSG Group, Inc.

During February 2004, the Company issued 43,500 shares of common stock for the extinguishments of debt valued at $43,065. The shares were valued at $0.99 per share, which was the closing price on the date of issue.

During February 2004, the Company issued 1,417,104 shares of common stock to several individuals for services rendered. The shares were valued at $0.99 per share, which was the closing price on the date of issue. The Company recorded service expense of $1,402,933.

During March 2004, the Company issued 430,000 shares of common stock for cash of $215,000 pursuant to private placements. The shares were valued at an average price of $0.50 per share. The Company received $185,000 of the cash prior to the March 31, 2004, and the remaining $30,000 was received in April 2004.

Pursuant to the private placements for cash mentioned previously, the Company was required to issue additional shares of common stock to the various parties because the closing bid price of the Company’s stock was not $1.00 at March 31, 2004. Accordingly, the Company issued an additional 664,032 shares of common stock to the private placement investors for their cash purchases. These individuals did not contribute any services or other items to the Company. These shares were valued at $0.00 per share.

Subsequent to March 31, 2004, the Company collected the $30,000 stock subscription receivable.

During April 2004, the Company issued 920,000 shares of common stock for cash of $460,000 pursuant to private placements. The shares were valued at a price of $0.50 per share.

During April 2004, the Company issued 20,000 shares of common stock to an individuals for services rendered. The shares were valued at $0.84 per share, which was the closing price on the date of issue. The Company recorded service expense of $16,800.

During May 2004, the Company issued 598,000 shares of common stock for cash of $299,000 pursuant to private placements. The shares were valued at a price of $0.50 per share.

During May 2004, the Company issued 2,068 shares of common stock to individuals for deferred consulting services and along with an adjustment in June 2004 for 295,724 shares valued at $0.45. per share, this was the closing price on the date of issue. Deferred consulting expenses of $134.813 were established and are being amortized over a 60-month period, which is the expected term of the services.

During June 2004, the Company issued 430,000 shares of common stock for cash of $215,000 pursuant to private placements. The shares were valued at a price of $0.50 per share.

During June 2004, the Company issued 90,000 shares of common stock to an individuals for services rendered. The shares were valued at $0.56 per share, which was the closing price on the date of issue. The Company recorded service expense of $50,400.

During June 2004, the Company issued 650,000 shares of common stock for the acquisition of assets of Redhand International. The shares were valued at $0.56 per share, which was the closing price on the date of issue. The Company recorded $364,000 for this purchase.

During June 2004, the Company issued 50,000 shares of common stock to employees as Bonuses. The shares were valued at $0.56 per share, which was the closing price on the date of issue. The Company recorded $28,000 as an expense.

During June 2004, the Company issued 475,724 shares of common stock for deferred consulting services. The shares valued at $0.45. per share, this was the closing price on the date of issue. . Deferred consulting expenses of $214,076 were established.

During June 2004, the Company issued 1,500,000 shares of common stock to M&K Trust for the Note. The shares valued at $0.45. per share, this was the closing price on the date of issue. The transaction was recorded reducing the liability to M&K Trust by $675,000 as of June 30, 2004. There is a balance outstanding of $250,000 at June 30, 2004 which is due in two equal installments of $125,000 by January 2005.

During June 2004, the Company canceled 900,000 shares of common stock for Deferred Consulting Services from 1stQ. The shares valued at $1.28. per share, this was the closing price on the date of issue. Deferred consulting expenses of $1,152,000 were adjusted.

During June 2004, the Company canceled 147,000 shares of common stock for services rendered. The shares valued at $0.99 per share, which was the closing price on the date of issue.

During July 2004, the Company canceled 90,000 shares of common stock for services rendered. The shares valued at $0.45 per share, which was the closing price on the date of issue.

During July 2004, the Company issued 80,000 shares of common stock for cash of $40,000 pursuant to private placements. The shares were valued at a price of $0.50 per share.

Item 27.     Exhibits

          Number                  Description

3.1	Articles of Incorporation, as amended. Incorporated by reference to exhibit 3(i) to the Company's Form 10-SB/12g filed on March 27, 2002.

3.2	By-laws, as amended. Incorporated by reference to exhibit 3(ii) to the Company's Form 10-SB/12g filed on March 27, 2002.

5.1	Opinion of Counsel *

10.1	Stock Purchase Agreement. Incorporated by reference to Exhibit 1.1 to Form 8-K filed on November 21, 2003.

10.2	Promissory Note dated November 10, 2003.

10.3	Note Modificatipn Agreement dated June 2004.

16.1	Letter from Robert C. Seiwell, CPA. Incorporated by reference to Exhibit 16. to the Company’s Form 8-K/A, filed on March 29, 2004.

23.1	Consent of HJ & Associates, LLC

23.2	Consent of Counsel (included in Exhibit 5.1) *

* to be filed by amendment

Item 28.     Undertakings

        The undersigned Registrant hereby undertakes:

    (1)        To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

(i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)        to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

    (iii)        to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

    (2)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

    (3)        To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    (4)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5)        That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (6)        That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

SIGNATURES

        Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on October 19, 2004.

IBSG INTERNATIONAL, INC. BY: /S/ Michael Rivers —————————————— Michael Rivers Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Michael Rivers and Geoffrey Birch, or either of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date
/s/ MICHAEL RIVERS	Chief Executive Officer and Director	October 19, 2004
Michael Rivers

/s/ GEOFFREY BIRCH	Chief Financial Officer and Director	October 19, 2004
Geoffrey Birch
/s/ ROBERT JOLLY	Director	October 19, 2004
Robert Jolly